BG Staffing, Inc. Announces Q4 and Fiscal Year End
2016 Financial Results
PLANO, Texas – March 6, 2017 – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services, today reported financial results for its fourth quarter and fiscal year ended December 25, 2016.

Q4 2016 Results

	2016	2015	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$64,279	$66,697	$(2,418)	(3.6)%
Gross profit	$15,110	$14,844	$266	1.8%
Gross profit percentage	23.5%	22.3%	1.2%	5.4%
Net income	$2,304	$1,506	$798	53.0%
Net income per diluted share	$0.26	$0.20	$0.06	30.0%
Weighted average diluted shares	8,931	7,646	1,285	16.8%
Adjusted EBITDA (1)	$6,035	$5,504	$531	9.6%
Adjusted EBITDA percentage (1)	9.4%	8.3%	1.1%	13.3%

Fiscal 2016 Results

	2016	2015	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$253,852	$217,534	$36,318	16.7%
Gross profit	$60,073	$47,907	$12,166	25.4%
Gross profit percentage	23.7%	22.0%	1.7%	7.7%
Net income	$6,882	$5,347	$1,535	28.7%
Net income per diluted share	$0.82	$0.73	$0.09	12.3%
Weighted average diluted shares	8,400	7,289	1,111	15.2%
Adjusted EBITDA (1)	$22,583	$17,870	$4,713	26.4%
Adjusted EBITDA percentage (1)	8.9%	8.2%	0.7%	8.5%

L. Allen Baker, Jr., President and CEO, stated, "While revenues declined in Q4 ’16 versus Q4 ‘15, all other measures for the quarter are up. For the year, all numbers are up nicely in spite of the tight labor market."

(1) Non-GAAP financial measure. See reconciliation at end for details.

Conference Call
The Company will host an investor conference call to discuss financial results on March 7, 2017 at 1:30pm PST (4:30 EST). The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on March 7, 2017. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=122908.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting March 7, 2017, at 7:30pm EST through March 14, 2017 at 11:59 pm EDT. Please use PIN Number 10002425.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but retention of unique and dedicated talent within the companies. This has resulted in a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreements are based on Adjusted EBITDA as defined in the credit agreements.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(dollars in thousands)
Net income	$2,304	$1,506	$6,882	$5,347
Interest expense, net	683	1,245	3,962	2,996
Income tax expense	1,435	933	4,288	3,368
Depreciation and amortization	1,552	1,809	6,733	5,544
Loss on extinguishment of debt	—	—	404	439
Share-based compensation	61	121	314	353
Change in fair value of put option	—	(110)	—	(177)
Adjusted EBITDA	$6,035	$5,504	$22,583	$17,870